Exhibit 10.1.2
Execution Version
COLLATERAL ASSIGNMENT OF RIGHTS
UNDER PURCHASE AGREEMENT
THIS COLLATERAL ASSIGNMENT OF RIGHTS UNDER PURCHASE AGREEMENT dated as of January 27, 2026 (the “Collateral Assignment”) is made , by and between (i) KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company (“Assignor”) and (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent ( “Assignee”), pursuant to that certain Term Loan Agreement dated as of October 17, 2018 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among Assignor, the other borrowers party thereto from time to time (together with Assignor, collectively the “Borrowers”), the financial institutions party thereto as lenders from time to time (referred to herein, collectively, as the “Lenders” and each individually as a “Lender”), and Assignee, as agent for Lenders (Assignee, in such capacity, the “Agent”). Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.
WHEREAS, Assignor has entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of January 27, 2026 (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”), by and among Assignor, as seller and Dart Interests LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Assignor is selling the assets described in the Purchase Agreement to Purchaser; and
WHEREAS, as collateral security for all Obligations of Borrowers to Lenders and Agent, Assignor has agreed to pledge and collaterally assign to Assignee, and grant to Assignee a continuing lien on and security interest in, all of Assignor’s rights, powers and privileges under the Purchase Agreement.
NOW, THEREFORE, Assignor hereby agrees as follows:
1.Pledge, Assignment and Grant of Security Interest. As collateral security for all of the Obligations, Assignor hereby collaterally assigns and pledges to Assignee, and grants to Assignee a continuing lien on and perfected security interest in, all of Assignor’s right, title and interest in and to and all of Assignor’s rights, powers and privileges arising under or relating to the Purchase Agreement, including without limitation all rights to exercise remedies, make elections, receive payments, enforce performance, and to bring actions at law and in equity (collectively “Contract Rights”). At such time as (a) all of the Obligations shall have been paid and satisfied in full and (b) Lenders no longer have any commitments to extend credit to Borrowers, this Collateral Assignment shall cease, terminate and become void, and all rights assigned to Assignee hereunder shall automatically revert to Assignor. Prior to the occurrence and continuance of an Event of Default, Assignor shall have the right to exercise and perform all rights and obligations under the Purchase Agreement, except as specifically limited by Section 2 below.
2.Assignor’s Representations, Warranties and Covenants.
(a)Assignor represents and warrants to Assignee that: (i) Assignor is the absolute owner of the Contract Rights, and such Contract Rights are not subject to any lien, charge or encumbrance, other than the lien thereon in favor of Assignee created hereby; and (ii) Assignor has full power and lawful authority, and has taken all necessary action, to assign, transfer, pledge, set over and confirm unto Assignee the collateral assignment of the Contract Rights.
(b)Assignor represents and warrants to Assignee and covenants with Assignee that: (i) Assignor will not materially alter, amend or modify the Purchase Agreement without the prior written consent of Assignee, which consent shall not be unreasonably withheld, conditioned or delayed (provided that an amendment to the Purchase Agreement to extend the diligence period thereunder shall not constitute a material amendment and shall not require Assignee’s approval); (ii) Assignor will not terminate, cancel or surrender the Purchase Agreement or assign the Purchase Agreement without the prior written consent of Assignee, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) Assignor will give Assignee written notice of any demand made in writing by any Person for indemnification under the Purchase Agreement.
(c)Assignor agrees that any moneys received by Assignor under the Purchase Agreement, whether as adjustments to the purchase price payable thereunder, as indemnification payments or otherwise, shall be proceeds of the Purchase Agreement subject to a security interest in favor of Assignee (which security interest Assignor hereby grants) and, if an Event of Default exists at the time such moneys are received by Assignor, such moneys shall be remitted by Assignor to Assignee promptly upon receipt for application to and/or cash collateralization of the Obligations in such order as Assignee may elect in its sole discretion. For the avoidance of doubt, any deposits shall not be considered “received by Assignor” for purposes of this Section 2(c) unless Assignor is entitled to retain such deposits (and such amounts are not subject to refund or return to the Purchaser under the Purchase Agreement).
3.Events of Default and Remedies. Upon the occurrence and during the continuance of any Event of Default, Assignee may, in addition to any rights or remedies available to it hereunder or under the Loan Agreement, and to the extent permitted by applicable law, take such action personally or through its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies hereunder against Assignor and in and to the Contract Rights (including without limitation to protect and enforce any rights of Assignor to receive indemnification payments under the Purchase Agreement), at such time and in such order as Assignee may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies.
4.Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Assignee shall have the right, and is hereby irrevocably appointed the true and lawful attorney-in-fact of Assignor, coupled with an interest, in its name and stead, subject to the terms and conditions of the Purchase Agreement, to assign, convey, transfer or otherwise deal in or with, Assignor’s interest in the Purchase Agreement and any remaining right, interest or license of Assignor with respect thereto, and Assignor agrees to execute, acknowledge and deliver to Assignee, or to any assignee or transferee of the Purchase Agreement of such rights, interests and licenses, upon request by Assignee, such instrument as may be advisable in Assignee’s judgment to ratify, confirm or evidence such assignment or other transaction.
5.Covenants. No delegation to, or assumption by, Assignee of any of any Assignor’s liabilities, duties or obligations under the Purchase Agreement is intended by this Collateral Assignment nor shall any such delegation or assumption be deemed to have been made or incurred. No rights are intended to be granted hereunder in favor of any third party donee, creditor or incidental beneficiary.
6.General Provisions. This Collateral Assignment cannot be modified, changed or discharged except by an agreement in writing, signed by the party against whom enforcement of such modification, change or discharge is sought. This Collateral Assignment and all matters arising out of or relating to this Collateral Assignment, shall be governed by or construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. This Collateral Assignment shall bind Assignor, its successors and assigns, and shall inure to the benefit of Assignee, and any successor of Assignee under the Loan Agreement.
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IN WITNESS WHEREOF, this Collateral Assignment has been duly executed as of the date and year first above written.
ASSIGNOR:
KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[Signature Page to Collateral Assignment of Rights Under Purchase Agreement]

ASSIGNEE:
U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent
By:    /s/ Claudia N. Marciniak
Name:    Claudia N. Marciniak
Title:    Senior Vice President
[Signature Page to Collateral Assignment of Rights Under Purchase Agreement]